Exhibit 10.28
COMPENSATION INFORMATION FOR EXECUTIVE OFFICERS
The table below provides information regarding the base salary of each executive officer of GTx, Inc.effective as of January 1, 2007:

		Base
Executive Officer	Title	Compensation
Mitchell S. Steiner, M.D., F.A.C.S.	Chief Executive Officer and Vice-Chairman of the Board of Directors	$446,250
Marc S. Hanover	President and Chief Operating Officer	$306,600
Henry P. Doggrell	Vice President, General Counsel and Secretary	$265,650
Mark E. Mosteller	Vice President, Chief Financial Officer and Treasurer	$246,750
James T. Dalton	Vice President, Preclinical Research & Development	$252,000
K. Gary Barnette	Vice President, Clinical Research & Development Strategy	$239,200
Gregory A. Deener	Vice President, Sales & Marketing, Product Commercialization	$234,000

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